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                                                                   EXHIBIT 10.6

                           MASTER DRILLING AGREEMENT


                 This Master Drilling Agreement (this "Agreement") , dated as of December 10, 1996, is made by and among Bayard Drilling Technologies, Inc., a Delaware corporation ("Bayard"), Chesapeake Energy Corporation, a Delaware corporation ("Chesapeake"), and Chesapeake Operating, Inc., a Delaware corporation ("Operating").

                                  WITNESSETH:

                 WHEREAS, Bayard, Chesapeake and certain other parties named therein entered into that certain Master Agreement, dated as of November 26, 1996 (the "Master Agreement"), pursuant to which Chesapeake and the other parties thereto acquired interests in Bayard;

                 WHEREAS, the Master Agreement contemplates, among other things, that: (a) Chesapeake will enter into this Agreement, which will set forth the governing terms of the Drilling Agreements (as defined herein) to be entered into by Bayard and Operating; (b) Operating shall enter into each of six (6) separate Drilling Agreements (the "Drilling Agreements") pursuant to which operating will employ specified drilling rigs of Bayard (the "Rigs"); and (c) Bayard and Chesapeake will enter into an Option Agreement (as defined in the Master Agreement) pursuant to which Bayard will grant to Chesapeake an option to purchase shares of the common stock of Bayard for a specified term which may be extended if operating extends four (4) of the Drilling Agreements as specified in the Master Agreement; and

                 WHEREAS, Bayard, Chesapeake and Operating desire to set forth the terms and conditions of such arrangements herein.

                 NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto hereby agree as follows:

                 1. Form of Drilling Agreement. The terms and conditions pursuant to which each of the Rigs shall be used and operated shall be set forth in the "Drilling Rig Proposal and Daywork Drilling Contract - US" each of which is attached hereto as Exhibit A (the "Drilling Agreements"). Each of the Drilling Agreements shall be executed by Bayard and operating simultaneously with execution of this Agreement.

                 2. Primary Term. The term of each Drilling Agreement shall be two (2) years and shall commence on the spud date of the first well drilled by each such rig pursuant to the Drilling Agreement; provided that the spud date of the first well shall be deemed to be January 1, 1997, for each rig and the applicable Drilling Agreement for which the spud date of the first well is subsequent to January 1, 1997.

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                 3.       Term Extensions.  Bayard shall have the option to
extend any two (2) of the Drilling Agreements for two (2) additional years, each on the same terms as set forth in the applicable Drilling Agreement. Operating shall have the option to extend each of the other four (4) Drilling Agreements for two (2) additional years on the same terms as set forth in the applicable Drilling Agreement.

                 4. Guarantee. By execution of this Agreement, Chesapeake unconditionally guarantees the payment of all amounts payable by, and the performance of all the obligations of, operating under this Agreement and each of the Drilling Agreements during the primary term of each such agreement and any extension thereof.

                 5. Consent to Amendments, Waivers. Except as otherwise expressly provided herein, the provisions of this Agreement shall not be amended or waived except upon the written agreement of all parties hereto.

                 6. No Assignment. This Agreement may not be assigned by Operating without the written consent of Bayard. Any purported or attempted assignment in violation of this Section 5 shall be void ab initio.

                 7. Severability. Whenever possible, each provision of this Agreement shall be interpreted so as to be effective and valid under applicable law. If any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                 8. Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not affect the interpretation of this Agreement.

                 9. Notices. Any notices required or permitted to be sent hereunder shall be delivered by hand, by telex or telecopier, or by certified or registered mail, postage prepaid and return receipt requested, or delivered by overnight courier service to the following addresses, or such other address as any party hereto designates by written notice to the other parties. Notices shall be deemed to have been given upon delivery, if delivered by hand, three days after mailing, if mailed, one business day after delivery to the courier, if delivered by overnight courier service, and upon receipt of an appropriate answer back, if by telex or telecopier:



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                                  If to Bayard, to:

                                  Bayard Drilling Technologies, Inc.
                                  Suite 400E, Lakepoint Towers
                                  4005 Northwest Expressway
                                  Oklahoma City, OK 73116
                                  Attn:  President
                                  (405) 879-3847 (fax)


                                  If to Chesapeake or Operating, to:

                                  Chesapeake Energy Corporation
                                  P.O. Box 1849
                                  Oklahoma City, OK 73154-0456
                                  Attn:  Marcus Rowland
                                  (405) 848-8000, ext. 232
                                  (405) 879-9580 (fax)


                 10. Governing Law. This Agreement shall be governed in accordance with the laws of the State of Oklahoma, without giving effect to the choice of law principles thereof.

                 11. Entire Agreement. This Agreement constitutes the entire agreement of the parties concerning the transactions contemplated hereby, and supersedes all prior agreements and understandings, written or oral, regarding the subject matter hereof.

                 12. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same instrument.

                 IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                  BAYARD

                                  Bayard Drilling Technologies, Inc.,
                                  a Delaware corporation



                                  By:  /s/  James E. Brown
                                      --------------------------------------
                                            President



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                                    OPERATING

                                    Chesapeake Operating, Inc.,
                                    a Delaware corporation



                                    By: /s/ Aubrey McClendon
                                       ------------------------------------
                                       Chairman and Chief Executive Officer




                                    CHESAPEAKE


                                    Chesapeake Energy Corporation,
                                    a Delaware corporation



                                    By: /s/ Aubrey McClendon
                                       -------------------------------------
                                       Chairman and Chief Executive Officer



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